UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

IOWA RENEWABLE ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 W. Monroe Street, P.O. Box 2 Washington, IA	52353
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 653-2890

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 24, 2007, Iowa Renewable Energy, LLC (the “Company”) held its 2007 Annual Member Meeting. A quorum, which is twenty-five percent (25%) of the membership voting interests, was represented at the meeting in person or by proxy. A majority of the membership voting interests represented at the 2007 Annual Member Meeting approved four (4) amendments to the Company’s Operating Agreement.

The purpose of the first amendment to the Operating Agreement was to allow the board of directors of the Company to reduce or increase the number of directors without a vote of the members, so long as the number stays within a range of 7-13 directors. The board of directors anticipates reducing the number of directors prior to the 2008 Annual Member Meeting. The purpose of the second and third amendments was to allow the 2008 Annual Member Meeting, and the annual member meetings thereafter, to be on a spring schedule. The purpose of the fourth amendment was to allow both the offices of President and Chairman of the Board to continue to be held by one person.

In addition, the current twelve (12) board members were elected to staggered terms. Ed Hershberger, Bill Horan, John Heisdorffer, Mark Muench, Jim Hanshaw and Tom Schroeder were elected as Group I directors and each will serve a term until the 2008 Annual Member Meeting. Denny Mauser, Warren Bush and Dick Gallagher were elected as Group II directors and each will serve a term until the 2009 Annual Member Meeting. Mike Bohannan, Mark Cobb and Bill Pim were elected as Group III directors and each will serve a term until the 2010 Annual Member Meeting.

Mike Bohannan, the Company’s Chairman, gave a management report at the 2007 Annual Member Meeting and members present were given a chance to ask questions regarding the Company. The board of directors reported that specific results of operations would not be available until the Company filed its Form 10-K, as the most current financial statements of the Company are as of June 30, 2007, which was prior to start-up of the plant. However, the board of directors reported that margins were tight due to the high prices of soy oil. The Company has been experiencing short term liquidity issues and may have to temporarily cease operations, operate at a reduced rate, enter into more agreements to factor its receivables, or operate on a toll basis, if the situation does not improve.

The Company posted a press release on its website on October 4, 2007 that contained the division of votes for the four amendments to the Operating Agreement and the election of the board of directors. In addition, the press release included the notice of the 2007 Annual Member Meeting that was previously sent to members, the ballot that was used, the agenda that was followed at the 2007 Annual Member Meeting and the rules of conduct that were followed at the 2007 Annual Member Meeting.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995:

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the volatility of commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC

October 3, 2007	/s/ Michael J. Bohannan

Date	Michael J. Bohannan, Chairman

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release